UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2004

FELCOR LODGING TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	1-14236	75-2541756
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

545 E. John Carpenter Freeway
Suite 1300
Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 444-4900

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Consent of Independent Registered Public Accounting Firm
Selected Financial Data

Item 5. Other Events.

During the period January 1, 2004 to March 31, 2004, we, FelCor Lodging Trust Incorporated, sold four hotels and we had two additional hotels designated as held for sale at March 31, 2004.

This Form 8-K is being filed to reflect the hotels sold between January 1, 2004 and March 31, 2004 and the two hotels held for sale at March 31, 2004 as discontinued operations, pursuant to the requirements of Statement of Financial Accounting Standards (“SFAS”) 144 “Accounting for the Impairment or Disposal of Long Lived Assets,” for the three years ended December 31, 2003, 2002 and 2001, and to reflect the effect of this reclassification on Management’s Discussion and Analysis of Financial Condition and Results of Operations and Selected Financial Data.

In compliance with SFAS 144, we have reported revenues, expenses and gains or losses on the disposition of these hotels as discontinued operations for the periods presented in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2004. Under SEC guidelines, we are required to make the same reclassification to financial statements for each of the three years shown in our most recent annual report on Form 10-K if those financial statements are incorporated by reference in subsequent SEC filings made under the Securities Act of 1933, even though those financial statements relate to periods prior to the sale or classification of these hotels as discontinued operations. This reclassification has no effect on our reported net loss or net loss applicable to common stockholders for any of the periods presented.

This Report on Form 8-K updates Items 6, 7 and 8 of our annual report on Form 10-K for the year ended December 31, 2003, to reflect the hotels sold during the first quarter of 2004 and the hotels held for sale at March 31, 2004 as discontinued operations. These updated items are filed herewith as Exhibit 99.1. All other items of the annual report on Form 10-K remain unchanged. No attempt has been made to update matters in the annual report on Form 10-K, except to the extent expressly provided above. Readers should refer to our quarterly reports on Form 10-Q for periods subsequent to December 31, 2003.

Item 7. Financial Statements and Exhibits.

Exhibits

23	Consent of Independent Registered Public Accounting Firm

99.1	Selected Financial Data; Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Financial Statements

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED
Date: July 22, 2004	By:	/s/ Lawrence D. Robinson
		Name:	Lawrence D. Robinson
		Title:	Executive Vice President and General Counsel

Index to Exhibits

Exhibit Numbers	Description
23	Consent of Independent Registered Public Accounting Firm

99.1	Selected Financial Data; Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Financial Statements